                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                                                                     STATE OF
                                                                                   PERCENTAGE      INCORPORATION
                                                                                       OF               OR
                 PARENT                                SUBSIDIARY                   OWNERSHIP      ORGANIZATION
---------------------------------------- --------------------------------------- -------------- ---------------
        Classic Bancshares, Inc.                      Classic Bank                    100%           Kentucky